UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K/A
(Amendment No. 1)
__________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2022
Commission File Number: 001-39289
__________________________________________
Cano Health, Inc.
(Exact name of registrant as specified in its charter)
__________________________________________

Delaware
(State or other jurisdiction of incorporation or organization)

9725 NW 117th Avenue, Miami, FL
(Address of principal executive offices)

98-1524224
(IRS Employer Identification No.)

33178
(Zip Code)
(855) 226-6633
(Registrant's telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO/WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Report”) filed by Cano Health, Inc. (the “Company”) with the Securities and Exchange Commission on May 18, 2022. The purpose of this Amendment is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original Report to provide information regarding the Company’s determination on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes are being made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 16, 2022 (the “Annual Meeting”), the Company’s stockholders voted on a non-binding, advisory basis on the frequency of future stockholder Say-on-Pay votes. The frequency of one year received the highest number of votes cast by stockholders at the Annual Meeting. Based on the results of the vote, and consistent with the recommendation of the Company’s Board of Directors (the “Board”) with respect to the proposal, the Board has determined to hold future Say-on-Pay votes every year until the next required non-binding advisory vote on the frequency of Say-on-Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CANO HEALTH, INC.
Date: September 29, 2022	By:	/s/ Brian D. Koppy
	Name:	Brian D. Koppy
	Title:	Chief Financial Officer